Exhibit 99.1

Lantronix Reports Year-over-Year Revenue Growth of 9% for Fourth Quarter of Fiscal 2018 and GAAP Earnings of $0.04 per Share

Irvine, CA – August 22, 2018 – Lantronix, Inc. (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT) today reported results for the fourth quarter and fiscal year ended June 30, 2018.

Financial Highlights for Fourth Quarter of Fiscal 2018

•	Net revenue of $12.0 million, an increase of 9% from the fourth quarter of fiscal 2017
•	Gross profit margin of 57.1%, compared with 51.3% for the fourth quarter of fiscal 2017
•	GAAP net income of $752,000, or $0.04 per share, the third consecutive quarter of GAAP profitability
•	Non-GAAP net income of $1.2 million, the tenth consecutive quarter of non-GAAP profitability

Financial Highlights for Fiscal Year 2018

•	Net revenue of $45.6 million, an increase of 2% from fiscal year 2017
•	Gross profit margin of 55.7%, an improvement of 300 basis points from fiscal year 2017
•	GAAP net income of $680,000, or $0.04 per share, compared with GAAP net loss of $277,000, or $0.02 per share in fiscal year 2017
•	Non-GAAP net income of $2.9 million, compared with non-GAAP net income of $1.6 million in fiscal year 2017
•	Cash and cash equivalents grew to $9.6 million, an increase of 19% from fiscal year 2017
•	IoT and IT management product line revenue grew by 6% and 4%, respectively

Operational and Product Highlights

•	In April, the company announced the sampling of XPort® Edge, the first embedded Ethernet gateway offered in the market-leading XPort family of products
•	In April, the company was recognized by CRN as a top 50 internet of things innovator
•	In June, the company announced a preview of its new ConsoleFlow™ software, a new offering for its IT Management product-line that brings in-band management capability to out-of-band networks
•	In July, Lantronix ConsoleFlow, powered by MACH10® was named as one of the Top 8 Cool Products at Cisco Live by CRN
•	In July, the company announced that Gene Schaeffer had joined the Company as the head of sales for the Americas region. Mr. Schaeffer brings more than 20 years of experience in building and leading successful enterprise sales teams
•	In August, the company announced that it had joined the Microsoft Azure Certified for Internet of Things (IoT) program, ensuring customers get IoT solutions up and running quickly with hardware and software that has been pre-tested and verified to work with Microsoft Azure IoT services
•	In August, the company announced that Fathi Hakam had joined the company as the new vice president of engineering. Mr. Hakam brings a wealth of experience from engineering leadership roles he has held in the tech industry, including delivering solutions for OEMs in the networking and wireless space

“We finished fiscal year 2018 with solid momentum that we can build on in the new year. We continued to make progress on our IoT strategy and laid the foundation for accelerating our growth,” said Jeffrey Benck, Lantronix president and CEO. “Reflecting on the year, we grew the business again, expanded gross margins by 300 basis points and nearly doubled our non-GAAP net income over FY17. I am also proud of the team for achieving our first full year of GAAP profitability in 18 years.”

1

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the fourth quarter and fiscal year ended June 30, 2018. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q4 FY 2018 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Daylight Time today at www.lantronix.com. A telephonic replay will also be available through September 22, 2018 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10122887.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for the Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Learn more on the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), and (vi) severance and restructuring charges.

2

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Investor Relations Contact:

Shahram Mehraban

VP, Marketing

investors@lantronix.com
949-453-7175

# # #

© 2018 Lantronix, Inc. All rights reserved. Lantronix, MACH10 and XPort are registered trademarks, and ConsoleFlow is a trademark, of Lantronix, Inc.

3

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	June 30,	June 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$9,568	$8,073
Accounts receivable, net	4,244	3,432
Inventories, net	8,439	6,959
Contract manufacturers' receivable	649	476
Prepaid expenses and other current assets	370	440
Total current assets	23,270	19,380
Property and equipment, net	1,036	1,218
Goodwill	9,488	9,488
Other assets	61	46
Total assets	$33,855	$30,132

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,942	$2,717
Accrued payroll and related expenses	2,808	3,084
Warranty reserve	99	125
Other current liabilities	2,877	3,063
Total current liabilities	9,726	8,989
Long-term capital lease obligations	4	59
Other non-current liabilities	312	396
Total liabilities	10,042	9,444

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	212,995	210,550
Accumulated deficit	(189,555)	(190,235)
Accumulated other comprehensive income	371	371
Total stockholders' equity	23,813	20,688
Total liabilities and stockholders' equity	$33,855	$30,132

4

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net revenue	$12,037	$11,601	$11,044	$45,580	$44,730
Cost of revenue	5,161	5,017	5,374	20,212	21,150
Gross profit	6,876	6,584	5,670	25,368	23,580
Operating expenses:
Selling, general and administrative	4,099	4,241	3,674	16,499	15,803
Research and development	2,006	1,964	2,016	8,065	7,960
Total operating expenses	6,105	6,205	5,690	24,564	23,763
Income (loss) from operations	771	379	(20)	804	(183)
Interest expense, net	(4)	(5)	(5)	(18)	(23)
Other expense, net	(9)	(1)	(6)	(8)	(3)
Income (loss) before income taxes	758	373	(31)	778	(209)
Provision for income taxes	6	29	21	98	68
Net income (loss)	$752	$344	$(52)	$680	$(277)

Net income (loss) per share - basic	$0.04	$0.02	$(0.00)	$0.04	$(0.02)
Net income (loss) per share - diluted	$0.04	$0.02	$(0.00)	$0.04	$(0.02)

Weighted-average common shares - basic	18,536	18,210	17,686	18,171	17,451
Weighted-average common shares - diluted	19,738	19,118	17,686	19,158	17,451

5

LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

GAAP net income (loss)	$752	$344	$(52)	$680	$(277)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	13	14	12	53	48
Depreciation and amortization	49	53	84	217	344
Total adjustments to cost of revenue	62	67	96	270	392
Selling, general and administrative:
Share-based compensation	236	237	203	924	683
Employer portion of withholding taxes on stock grants	4	4	2	13	11
Depreciation and amortization	46	47	48	184	214
Total adjustments to selling, general and administrative	286	288	253	1,121	908
Research and development:
Share-based compensation	43	44	52	192	181
Employer portion of withholding taxes on stock grants	–	–	–	1	1
Depreciation and amortization	11	10	7	41	36
Total adjustments to research and development	54	54	59	234	218
Severance and related charges (reversals)	–	(21)	–	506	246
Total non-GAAP adjustments to operating expenses	340	321	312	1,861	1,372
Interest expense, net	4	5	5	18	23
Other expense, net	9	1	6	8	3
Provision for income taxes	6	29	21	98	68
Total non-GAAP adjustments	421	423	440	2,255	1,858
Non-GAAP net income	$1,173	$767	$388	$2,935	$1,581

6

LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Years Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
IoT	$9,088	$9,235	$8,596	$34,742	$32,795
IT Management	2,694	1,964	2,022	9,666	9,292
Other	255	402	426	1,172	2,643
	$12,037	$11,601	$11,044	$45,580	$44,730

	Three Months Ended			Years Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Americas	$7,109	$5,832	$5,595	$24,930	$24,835
EMEA	3,222	4,055	3,643	13,613	13,258
Asia Pacific Japan	1,706	1,714	1,806	7,037	6,637
	$12,037	$11,601	$11,044	$45,580	$44,730

7